UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2014

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 31, 2014, Hovnanian Enterprises, Inc. (the “Company”) announced that its wholly-owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), priced $250.0 million aggregate principal amount of 8.000% Senior Notes due 2019 (the “Notes”) in a private placement (the “Notes Offering”). K. Hovnanian intends to use the net proceeds from the Notes Offering for general corporate purposes, including land acquisition and land development. A copy of the press release announcing the pricing of the Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) changes in market conditions and seasonality of the Company’s business; (4) changes in home prices and sales activity in the markets where the Company builds homes; (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (6) fluctuations in interest rates and the availability of mortgage financing; (7) shortages in, and price fluctuations of, raw materials and labor; (8) the availability and cost of suitable land and improved lots; (9) levels of competition; (10) availability of financing to the Company; (11) utility shortages and outages or rate fluctuations; (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (13) the Company’s sources of liquidity; (14) changes in credit ratings; (15) availability of net operating loss carryforwards; (16) operations through joint ventures with third parties; (17) product liability litigation, warranty claims and claims made by mortgage investors; (18) successful identification and integration of acquisitions; (19) significant influence of the Company’s controlling stockholders; (20) changes in tax laws affecting the after-tax costs of owning a home; (21) geopolitical risks, terrorist acts and other acts of war; and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1        Press Release, issued October 31, 2014, relating to the Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ Michael Discafani
Name:	Michael Discafani
Title:	Vice President, Corporate Counsel and Secretary

Date: October 31, 2014

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release, issued October 31, 2014, relating to the Notes Offering.

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